OGDEN NEWELL &
                                   WELCH PLLC


        1700 PNC Plaza
   500 West Jefferson Street
Louisville, Kentucky 40202-2874
        (502) 582-1601
    Fax (502) 581-9564
                                 April 10, 2002






The Camelot Funds
1346 South Third Street
Louisville, Kentucky 40208

  RE:   Amendment to the Registration Statement of Camelot Funds;
        File No. 811-3139

Ladies and Gentlemen:

     This letter is in response to your request for our opinion in connection with an amendment to the registration statement of Camelot Funds (the "Fund"). We have examined the following documents of the Fund:

     (a)  Agreement  and  Declaration  of Trust of the Fund dated  December  29,
          1980;

     (b) Amendments to said Agreement and Declaration of Trust dated June 1, 1981, May 15, 1984, October 28, 1986, April 28, 2988, September 11,
          1990 and July 29, 1998;

     (c)  Amended and Restated  By-Laws of the Fund adopted  September 17, 1996;
          and

     (d) Such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.

     We have assumed the genuineness of any signatures and the conformity to original documents of copies represented to us to be accurate copies of such documents.

     Based on the foregoing, we are of the opinion that shares of The Fairmont Fund, a Series of the Fund, if issued in accordance with the prospectus and statement of additional information of The Fairmont Fund, will be legally issued, fully paid, and non-assessable under Kentucky law.

         We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the amendment.

                                                Sincerely,

                                                Ogden Newell & Welch PLLC


                                                By:/s/ Lynn H. Wangerin
                                                  ---------------------------
                                                   Lynn H. Wangerin, Member




cc:  Thompson Hine LLP